Exhibit 99.1

CONTACTS:	Tony Rossi Financial Relations Board 213-486-6545 trossi@frbir.com
Mobility Electronics Changes Name to iGo, Inc.
Ticker Symbol Changes to IGOI
SCOTTSDALE, Ariz., May 21, 2008 — Mobility Electronics, Inc. (Nasdaq: MOBE), a leading provider of innovative portable power and computing solutions, today announced that its Board of Directors has approved the change of the Company’s name to iGo, Inc., effective immediately. The Company’s Nasdaq ticker symbol will also change to IGOI, effective at the start of trading on Thursday, May 22, 2008.
“With our focus now squarely on the portable power solutions market and building our brand recognition, we believe the Company and its stock will benefit from being more closely associated with the iGo brand,” said Michael D. Heil, President and Chief Executive Officer of Mobility Electronics.
About iGo, Inc.
iGo, Inc., based in Scottsdale, Arizona, is a developer of universal power adapters for portable computers and mobile electronic devices (e.g., mobile phones, PDAs, digital cameras, etc.) and creator of the patented iGo® intelligent tip technology. iGo offers a full line of AC, DC and combination AC/DC power adapters for portable computers and low-power mobile electronic devices. All of these adapters leverage iGo’s intelligent tip technology, which enables one power adapter to power/charge hundreds of brands and thousands of models of mobile electronic devices through the use of interchangeable tips.
iGo’s products are available at www.iGo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.
iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of expectations identify forward-looking statements. Forward-looking statements in this press release include expectations regarding the anticipated benefits for the company and its stock from being more closely related to the iGo brand name. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-
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Mobility Electronics

looking statements. Factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.
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